EXHIBIT A

                                       TO

                          REGISTRATION RIGHTS AGREEMENT

                          Form of Registration Warrant

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                        Warrant To Purchase Common Stock
                                       Of
                                              AURA SYSTEMS, INC.


-------------, ---

No.  W-__

         This certifies that ____________________ (the "Holder") is entitled, subject to the terms and conditions of this Warrant, to purchase from Aura Systems, Inc., a Delaware corporation (the "Company"), all or any part of an aggregate of _________ shares of the Company's authorized and unissued Common Stock, par value $.005 (the "Warrant Stock"), at the Warrant Price (as defined herein), upon surrender of this Warrant at the principal offices of the Company, together with a duly executed subscription form in the form attached hereto as
Exhibit 1 and simultaneous payment of the Warrant Price for each share of Warrant Stock so purchased in lawful money of the United States, unless exercised in accordance with the provisions of Section 2.6 of this Warrant. The Holder may exercise the Warrant at any time after the date of this Warrant and prior to the second anniversary of the date hereof, subject to the provisions of
Section 2.5 hereof (the "Expiration Date").

         This Warrant is issued pursuant to that certain Registration Rights Agreement dated as of March 16, 2001 (the "Registration Rights Agreement"), by and among the Company, the Holder and certain of the other investors listed on the signature page of the Subscription Agreement ("Investors") by and among the Company, the Holder and certain other Investors dated March 16, 2001 (the "Subscription Agreement").

1.  Definitions.  The  following  definitions  shall apply for  purposes of this
Warrant:

1.1 "Acquisition" means any consolidation, merger or reorganization of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty percent of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent of the Company's voting power is transferred, excluding any consolidation, merger or reorganization effected exclusively to change the domicile of the Company.

1.2 "Asset Transfer" means a sale, lease or other disposition of all or substantially all of the assets of the Company.

1.3 "Company" means the "Company" as defined above and includes any corporation or other entity that succeeds to or assumes the obligations of the Company under this Warrant.

1.4 "Fair Market Value" of a share of Warrant Stock means (i) if the Common Stock is traded on a securities exchange, the average of the closing price each trading day over the thirty consecutive day period ending three days before the day the Fair Market Value of the securities is being determined, (ii) if the Common Stock is actively traded over-the counter, the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) each trading day over the thirty consecutive day period ending three days before the day the Fair Market Value of the securities is being determined, or (iii) if at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, then the Fair Market Value determined by the Company's Board of Directors in good faith.

1.5 "Holder" means the "Holder" as defined above and includes any transferee who shall at the time be the registered holder of this Warrant.

1.6 "Warrant" means this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

1.7 "Warrant Price" means $.34 per share of Warrant Stock. The Warrant Price is subject to adjustment as provided herein.

1.8 "Warrant Stock" means the Common Stock of the Company. The number and character of shares of Warrant Stock are subject to adjustment as provided herein and the term "Warrant Stock" shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant in accordance with its terms.

2. Exercise.

2.1 Method of Exercise. Subject to the terms and conditions of this Warrant, the Holder may exercise the purchase rights represented by this Warrant in whole or in part, at any time or from time to time, on or after the date hereof and before the Expiration Date, by surrendering this Warrant at the principal offices of the Company, with the subscription form attached hereto duly executed by the Holder, and payment of an amount equal to the product obtained by multiplying (i) the number of shares of Warrant Stock so purchased by (ii) the Warrant Price, as specified in Section 2.2 below.

2.2 Form of Payment.  Except as provided in Section 2.6,  payment may be made by
(i) a check payable to the Company's order, (ii) wire transfer of funds to the Company, or (3) any combination of the foregoing.

2.3 Partial Exercise. Upon a partial exercise of this Warrant, this Warrant shall be surrendered by the Holder and replaced with a new Warrant or Warrants of like tenor for the balance of the shares of Warrant Stock purchasable under the Warrant surrendered upon such purchase. The Warrant or Warrants will be delivered to the Holder thereof within a reasonable time.

2.4 No Fractional Shares. No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares. If upon any exercise of this Warrant a fraction of a share results, the Company will pay an amount equal to the such fraction multiplied by the Fair Market Value of a share of Warrant Stock.

2.5 [Intentionally omitted.]

2.6 Net Exercise Election. If at any time the Holder elects to exercise this Warrant there is not an effective registration statement which covers all of the Warrant Stock as contemplated by the Registration Rights Agreement, the Holder may elect to convert all or a portion of this Warrant, without the payment by the Holder of any additional consideration, by the surrender of this Warrant or such portion to the Company, with the net exercise election selected in the subscription form attached hereto duly executed by the Holder, into up to the number of shares of Warrant Stock that is obtained under the following formula:


                                   X = Y (A-B)
                                        A

where             X  =     the number of shares of Warrant  Stock to be issued
                  to the Holder  pursuant  to this Section 2.6.

                  Y = the number of shares of Warrant Stock purchasable under this Warrant, or if only a portion of the Warrant is being exercised, the number of shares of Warrant Stock represented by the portion of the Warrant being exercised.

                  A = the Fair Market Value of one share of Warrant Stock as at the time the net exercise election is made pursuant to this
                  Section 2.6.

                  B  =     the Warrant Price.

3. Issuance of Stock. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As soon as practicable, but in any event no later than three days after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise. The Company covenants and agrees that all shares of Warrant Stock that are issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder, free of all taxes, liens and charges with respect to the issue thereof and free and clear of any restrictions on transfer (other than under the Act and state securities laws).

4. Adjustment Provisions. The number and character of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price for the Common Stock are subject to adjustment upon the occurrence of the following events between the date this Warrant is issued and the date it is exercised:

4.1 Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. The Warrant Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall each be appropriately and proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of Warrant Stock (or such other stock or securities).

4.2 Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable with respect to the Warrant Stock that is payable in (a) securities of the Company (other than issuances with respect to which adjustment is made under Section 4.1), or (b) assets (other than cash dividends paid or payable solely out of retained earnings), then, and in each such case, the Holder, upon exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Warrant Stock issuable upon such exercise prior to such date, the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

4.3 Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Company (or of any other corporation or entity, the stock or other securities of which are at the time receivable on the exercise of this Warrant), after the date of this Warrant, or in case, after such date, the Company (or any such corporation or entity) shall consolidate with or merge into another corporation or entity or convey all or substantially all of its assets to another corporation or entity, then, and in each such case, the Holder, upon the exercise of this Warrant (as provided in Section 2), at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Warrant, and the successor or purchasing corporation or entity in such reorganization, consolidation, merger or conveyance (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such corporation's or entity's obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation, merger or conveyance.

4.4 Notice of Certain Events and Adjustments. The Company shall give thirty days prior written notice of the record date fixed for any Acquisition, Asset Transfer or event referred to in Section 4.2 or 4.3. The Company shall promptly give written notice of (i) each adjustment or readjustment of the Warrant Price or the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant and (ii) each adjustment or readjustment of the price per share of Common Stock triggering the call provisions set forth in Section
2.5. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

4.5 No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Warrant Price or in the number of shares of Warrant Stock issuable upon its exercise.

5. No Rights or Liabilities as Stockholder. This Warrant does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by the Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

6. Attorneys' Fees. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Warrant, including attorneys' fees.

7. Transfer. This Warrant may be transferred or assigned by the Holder hereof in whole or in part, if, on the Company's reasonable request, the Holder provides an opinion of counsel reasonably satisfactory to the Company that such transfer does not require registration under the Act and the applicable state securities law, except that this Warrant may be transferred by a Holder which is a partnership or limited liability company to a partner, former partner, member, former member or other affiliate of such partnership or limited liability company, as the case may be, if (a) the transferee agrees in writing to be subject to the terms of this Warrant; and (b) the Holder delivers notice of such transfer to the Company. The rights and obligations of the Company and the Holder under this Warrant shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

8. Loss or Mutilation. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

9. Reservation of Warrant Stock. If at any time the number of authorized but unissued shares of the Warrant Stock shall not be sufficient to effect the exercise of this Warrant, the Company will take all such corporate action as may be necessary to increase its authorized but unissued shares of Warrant Stock to such number of shares of Warrant Stock as shall be sufficient for such purpose.

10. Governing Law. This Warrant shall be governed by and construed and interpreted in accordance with the laws of the State of Washington, without giving effect to its conflicts of law principles. All disputes between the parties hereto, whether sounding in contract, tort, equity or otherwise, shall be resolved only by state and federal courts located in Spokane, Washington, and the courts to which an appeal therefrom may be taken. All parties hereto waive any objections to the location of the above referenced courts, including but not limited to any objection based on lack of jurisdiction, improper venue or forum non conveniens.

11. Headings. The headings and captions used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

12. Notices. Any request, consent, notice or other communication required or permitted under this Warrant shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile, one business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, or three days after being deposited as first class mail with the United States Postal Service, all charges or postage prepaid, and properly addressed to the party to receive the same at the address indicated for such party on the signature pages of the Subscription Agreement. Any party may, at any time, by providing ten days' advance notice to the other party hereto, designate any other address in substitution of the an address established pursuant to the foregoing.

13. Amendment; Waiver. Any term of this Warrant may be amended, and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

14. Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

15. Terms Binding. By acceptance of this Warrant, the Holder accepts and agrees to be bound by all the terms and conditions of this Warrant.

16. Valid Issuance; Taxes. All shares of Warrant Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any transfer tax or other similar charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Warrant Stock in any name other than that of the Holder of this Warrant.

17. Registration Rights. All shares of Warrant Stock issuable upon exercise of this Warrant shall be deemed to be "Registrable Securities" or such other definition of securities entitled to registration rights pursuant to the Registration Rights Agreement, and are entitled, subject to the terms and conditions of that agreement, to all registration rights granted to holders of Registrable Securities thereunder.

18. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Warrant Stock upon exercise of this Warrant.

                   [Signature appears on the following page.]

         IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the date and year set forth below.

Dated:  _____________, ______             AURA SYSTEMS, INC.



                                          By:
                                          Name: ______________________________
                                          Title: _______________________________








                           [Signature Page to Warrant]

                                    Exhibit 1

                              FORM OF SUBSCRIPTION
                  (To be signed only upon exercise of Warrant)

To:  Aura Systems, Inc.

     (1)  Check the box that applies and the provide the necessary information:

     |_| Cash Payment Election. The undersigned Holder hereby elects to purchase shares of Common Stock of Aura Systems, Inc. (the "Warrant Stock"), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

     |_| Net Exercise Election. The undersigned Holder elects to convert the Warrant into shares of Warrant Stock by net exercise election pursuant to
Section 2.6 of the Warrant. This conversion is exercised with respect to __________ shares of Common Stock of Aura Systems, Inc. (the "Warrant Stock") covered by the Warrant.

     (2) In exercising the Warrant, the undersigned Holder hereby makes the representations and warranties set forth on Appendix A hereto as of the date hereof.

     (3) Please issue a certificate or certificates representing such shares of Warrant Stock in the name or names specified below:




(Name)                                               (Name)


(Address)                                            (Address)


(City, State, Zip Code)                              (City, State, Zip Code)


(Federal Tax Identification Number)                  (Federal Tax Identification Number)


(Date)                                               (Signature of Holder)


                                   Appendix A
                            INVESTMENT REPRESENTATION

The undersigned, _____________________ (the "Holder"), intends to acquire shares of Common Stock (the "Common Stock") of Aura Systems, Inc. (the "Company") from the Company pursuant to the exercise or conversion of a Warrant to purchase Common Stock held by the Holder. The Common Stock will be issued to the Holder in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws. In connection with such purchase and in order to comply with the exemptions from registration relied upon by the Company, the Holder represents, warrants and agrees as follows:

(a) The Holder is acquiring the Common Stock for its own account, to hold for investment, and the Holder shall not make any sale, transfer or other disposition of the Common Stock in violation of the Securities Act or the General Rules and Regulations promulgated thereunder by the Securities and Exchange Commission or in violation of any applicable state securities law. The Holder is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(b) The Holder has been advised that the Common Stock has not been registered under the Securities Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by the Company on such exemptions is predicated in part on the Holder's representations set forth herein.

(c) The Holder has been informed that under the Securities Act, the Common Stock must be held indefinitely unless it is subsequently registered under the Securities Act or unless an exemption from such registration (such as Rule 144) is available with respect to any proposed transfer or disposition by the Holder of the Common Stock. The Holder further agrees that the Company may refuse to permit the Holder to sell, transfer or dispose of the Common Stock (except as permitted under Rule 144) unless there is in effect a registration statement under the Securities Act and any applicable state securities laws covering such transfer, or unless the Holder furnishes an opinion of counsel reasonably satisfactory to counsel for the Company to the effect that such registration-is not required.

The Holder also understands and agrees that there will be placed on the certificate(s) for the Common Stock or any substitutions therefor, a legend stating in substance:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. These shares have been acquired for investment purposes and may not be sold or otherwise transferred in the absence of an effective registration statement for these shares under the Securities Act and applicable state securities laws or an opinion of counsel satisfactory to the Company that registration is not required and that an applicable exemption is available."